UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2014

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2014, the Company held its 2014 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement for the annual meeting are as follows:

The Company’s stockholders elected the six nominees for election to the Company’s Board of Directors, with the votes cast as follows:

			Broker
Director Name	For	Withheld	Non-Votes
David J. Drutz, M.D.	673,801	60,184	4,474,786
Christopher G. Clement	688,539	45,446	4,474,786
Haywood D. Cochrane, Jr.	687,874	46,111	4,474,786
Timothy J. Heady	683,042	50,943	4,474,786
Gail F. Lieberman	679,740	54,245	4,474,786
Paul J. Richardson	681,652	52,333	4,474,786

The Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
558,692	122,367	52,926	4,474,786

The Company’s stockholders ratified the appointment of Horne, LLP as the Company’s independent registered public accounting firm for the fiscal year 2014, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
4,794,803	145,122	268,846	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: May 19, 2014	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer